SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               February 18, 1994


                            PENNSYLVANIA ELECTRIC COMPANY
                  (Exact name of registrant as specified in charter)


             Pennsylvania           1-3522              25-0718085
          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          1001 Broad Street, Johnstown, Pennsylvania             15907
          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone number, including area code: (814) 533-8111
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          Item 5.   OTHER EVENTS.

                    As previously reported,  approximately 2,100 claims for

          alleged personal injury relating  to the 1979 TMI-2 accident  are pending against the Company and its affiliates before Judge Rambo

          in   the  U.S.  District   Court  for  the   Middle  District  of

          Pennsylvania.  On  February  18,  1994,  Judge  Rambo  denied the defendant's  motion  for  summary  judgment  and ruled  that  the plaintiffs' claims  for punitive  damages are  not barred  by the

          Price-Anderson Act, as  amended in 1988,  to the extent that  the funds to pay punitive damages do not come from the  United States

          Treasury.

                    In a second ruling on that date, Judge Rambo denied the

          defendants' motion for summary judgment  seeking dismissal of all cases on the grounds that the defendants complied with applicable safety  standards  regarding  permissible  releases  from  TMI-2.

          Although the court  ruled that the  defendants' duty of care  was governed by applicable  federal standards,  and not standards  of state tort law, the Judge held  that there was a dispute as to  a

          material  fact--namely,  whether  the   radiation  and  emissions

          released  exceeded  the  federal  standard--that  could  not   be

          resolved on a motion for summary judgment.
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                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT  OF 1934, THE  REGISTRANT HAS DULY  CAUSED THIS  REPORT TO BE

          SIGNED  ON  ITS   BEHALF  BY   THE  UNDERSIGNED  THEREUNTO   DULY

          AUTHORIZED.



                                        PENNSYLVANIA ELECTRIC COMPANY



                                        By:
                                           Don W. Myers, Vice President and
                                           Treasurer


          Date:  February 28, 1994
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